 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

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NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

May 17, 2021

Dear Stockholder:

On behalf of the Board of Directors, we are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Nuverra Environmental Solutions, Inc. (NYSE American: NES) to be held on June 28, 2021 at 1:00 p.m., Eastern Daylight Time.

To be cost-effective, we are holding a virtual Annual Meeting via the Internet. We are offering a live webcast of the Annual Meeting for our stockholders at www.virtualshareholdermeeting.com/NES2021 where you will be able to listen to the Annual Meeting, vote electronically, and submit questions.

In addition, we are pleased to take advantage of the United States Securities and Exchange Commission rule allowing companies to furnish proxy statement materials to their stockholders over the Internet. We believe that this delivery process will expedite stockholders’ receipt of proxy statement materials. This delivery process will also lower the costs and reduce the environmental impact of our Annual Meeting. On May 17, 2021, we mailed to our stockholders of record as of May 3, 2021 a Notice of Annual Meeting of Stockholders, as well as a Notice of Internet Availability of Proxy Statement Materials containing instructions on how to access our Proxy Statement and Annual Report for the fiscal year ended December 31, 2020. The Notice of Internet Availability of Proxy Statement Materials also provides instructions on how to receive a paper copy of the proxy statement materials by mail and how to vote at the 2021 Annual Meeting.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Statement Materials and in the Proxy Statement. We encourage you to carefully read these materials, as well as the Annual Report for the fiscal year ended December 31, 2020.

We urge you to participate in the 2021 Annual Meeting. Whether or not you plan to attend our live webcast of the 2021 Annual Meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares over the Internet or by mail, as described in the proxy materials. Instructions regarding the methods of voting are available in the Notice of Annual Meeting of Stockholders and on the proxy card. If you do attend the live webcast, you will have the right to revoke your proxy and vote your shares at that time if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Nuverra Environmental Solutions, Inc.

Sincerely,

/s/ Charles K. Thompson
Charles K. Thompson Chairman of the Board

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

May 17, 2021
NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To be held June 28, 2021

To our Stockholders:
Notice is hereby given that the 2021 Annual Meeting of Stockholders of Nuverra Environmental Solutions, Inc., a Delaware corporation, will be held on June 28, 2021 at 1:00 p.m., Eastern Daylight Time, via the Internet at www.virtualshareholdermeeting.com/NES2021. Only stockholders of record that own our common stock at the close of business on May 3, 2021 are entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, at our principal executive offices.

The Annual Meeting will be held for the following purposes:

1.To elect one (1) Class I director to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2024 or until such director’s successor is elected and qualified, or such director’s earlier death, resignation, or removal. The Board of Directors (the “Board”) has nominated Michael Y. McGovern for election as a Class I director at the Annual Meeting.

2.To hold an advisory vote approving the compensation of our named executive officers.

3.To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Statement Materials for the Annual Meeting of Stockholders to be Held on June 28, 2021. Our proxy statement is attached. Our financial and other information is contained in our Annual Report for the fiscal year ended December 31, 2020. If you received a Notice of Internet Availability of Proxy Statement Materials by mail, you will not receive a printed copy of the proxy statement materials unless specifically requested. This proxy statement and our Annual Report for the fiscal year ended December 31, 2020 are available at http://ir.nuverra.com/sec-filings. If you received a Notice of Internet Availability of Proxy Statement Materials by mail and would like to receive a printed copy of our proxy statement materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Statement Materials. In addition, the Notice of Internet Availability of Proxy Statement Materials provides instructions on how stockholders may request to receive proxy statement materials for future Annual Meeting materials in printed or email form.

YOUR VOTE IS IMPORTANT: Whether you plan to attend our live webcast of the 2021 Annual Meeting or not, please vote your shares by the Internet or mail in order to ensure the presence of a quorum. If you attend the live webcast, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the 2021 Annual Meeting.

Registered holders may vote:
1.    By the Internet: go to www.proxyvote.com; or
2.    By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

/s/ Joseph M. Crabb
Joseph M. Crabb Executive Vice President, Chief Legal Officer and Corporate Secretary

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

1

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.
6720 N. Scottsdale Road, Suite 190
Scottsdale, Arizona 85253
www.nuverra.com

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2021

The accompanying proxy is being solicited by the Board of Directors (the “Board”) of Nuverra Environmental Solutions, Inc., a Delaware corporation (“we,” “our,” “us,” “Nuverra,” or the “Company”), in connection with its annual meeting of stockholders to be held on June 28, 2021, at 1:00 p.m. Eastern Daylight Time (the “Annual Meeting”), via live webcast on the Internet at www.virtualshareholdermeeting.com/NES2021, or any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and as described below. We first made this proxy statement (“Proxy Statement”) available to stockholders on May 17, 2021. You are cordially invited to attend the live webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement at the Annual Meeting.

The following proposals will be considered at the Annual Meeting:

1.To elect one (1) Class I director to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2024 or until such director’s successor is elected and qualified, or such director’s earlier death, resignation or removal. The Board has nominated Michael Y. McGovern for election as a Class I director at the Annual Meeting.

2.To hold an advisory vote approving the compensation of our named executive officers.

3.To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How to Participate in the Electronic Meeting

In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/NES2021, click on the “Investors” section and then the “Annual Meeting Webcast” link at least 15 minutes prior to the start of the 1:00 p.m. Eastern Daylight Time meeting to provide time to register and download the required audio software, if needed. All stockholders will need to register by entering your name and, if you would like to ask a question during the question and answer session following the Annual Meeting presentation, you will also need to enter the control number received with your Notice of Internet Availability of Proxy Statement Materials. Questions that would be appropriate to raise in person and that relate to the purpose of the meeting will be accepted during the meeting. To submit questions, please access the Annual Meeting webcast and select “Ask a Question.”

The webcast replay will be available at www.virtualshareholdermeeting.com/NES2021 until June 27, 2022.

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on May 3, 2021 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, we had 16,000,080 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by such stockholder. Our Third Amended and Restated Bylaws (“Bylaws”) provide that a majority of the outstanding shares of our common stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required

If a quorum is present, the votes required for the proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

•Proposal 1: The nominee for Class I director receiving the highest number of votes will be elected as a Class I director. Abstentions and broker non-votes will not have any effect on the election of directors. Note that if your shares are held by a broker or nominee, such broker or nominee will not have authority to vote your shares in the election of directors unless you provide instructions to him or her regarding how you would like your shares to be voted.

•Proposals 2 and 3: Our Bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the Annual Meeting. Notwithstanding the vote required by our Bylaws, Proposal 2 and Proposal 3 are advisory only and are not binding on us. Our Board will consider the outcome of the votes on Proposals 2 and 3 in considering what action, if any, should be taken in response to the advisory vote by stockholders. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of the vote on these proposals. Note that if your shares are held by a broker or nominee, such broker or nominee may exercise his or her discretion to vote your shares for Proposal 3, but will not have authority to vote your shares on Proposal 2 unless you provide instructions to your broker or nominee regarding how you would like your shares to be voted.

Solicitation of Proxies

We will bear the expense of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we will reimburse these brokers and nominees for their reasonable expenses incurred in doing so.

Voting Instructions and Revocation of Proxy

All shares of our common stock represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a proxy, the shares represented by such proxy will be voted as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of the Company a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the live webcast of the Annual Meeting and voting his or her shares at that time. Attendance at the live webcast of the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Stockholders whose shares are registered in their own names may vote (1) via the Internet or (2) by returning a proxy card (if they have received one). Specific instructions to be followed by any registered stockholder interested in voting via the Internet are set forth in the Notice of Internet Availability of Proxy Materials and on the proxy card. The Internet voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholder to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet, please complete, sign and return a proxy card (if you have received one). The Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request printed proxy materials (including a proxy card).

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro rata and in accordance with their respective stock ownership interests.

PROPOSAL 1 - ELECTION OF DIRECTORS

Background

We have a classified Board currently consisting of four directors, all but one of whom are non-employee directors, divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year staggered terms that expire in successive years. We currently have one Class I director, and our Class I director’s term expires this year. Accordingly, we are holding an election for our Class I director at the Annual Meeting, with the Class I director elected to serve a three-year term.

The Board has nominated Michael Y. McGovern for re-election as Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2024 or until his successor is elected and qualified, or his earlier death, resignation or removal. Mr. McGovern is a current director of the Company. In the event Mr. McGovern declines to serve or becomes unavailable for any reason, or if any additional vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the stockholders may vote for such substitute nominee at the Annual Meeting as the Board may designate. Mr. McGovern has consented to being named in this Proxy Statement and has agreed to serve if elected.

Vote Required and Board Recommendation

If a quorum is present and voting, the nominee for Class I director receiving the highest number of votes will be elected as the Class I director. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum but will have no effect on the result of the vote. Biographical information, including the principal occupation of and other directorships held by Mr. McGovern for at least the past five years, as well as the specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. McGovern should serve as a member of the Board, is provided below, both for Mr. McGovern and for the Class II and Class III directors whose terms of office will continue after the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEE NAMED ABOVE.

Information Regarding Directors and Nominees

The following table sets forth information regarding our current directors, including the Class I nominee proposed to be re-elected at the Annual Meeting. There are no family relationships between any directors or executive officers of the Company.

Name (1)	Position with our Company	Age	Director Since
Charles K. Thompson	Chairman of the Board and Director	59	2017
Lawrence A. First	Director	59	2018
Michael Y. McGovern	Director	69	2017
David J. Nightingale (2)	Director	63	2021

(1) John B. Griggs formerly served as a Class II director and resigned from the Board effective April 5, 2021.
(2) David J. Nightingale was appointed to the Board effective April 6, 2021 and currently serves as a Class II director and as member of the Audit Committee and as Chairman of the Compensation and Nominating Committee.

Class I Director Nominated for Re-election at the 2021 Annual Meeting of Stockholders Whose Term, if Elected, Will Expire at the 2024 Annual Meeting of Stockholders

Michael Y. McGovern: Mr. McGovern currently serves as Chairman of the Board and Interim Principal Executive Officer of Superior Energy Services, Inc., a worldwide provider of drilling, completion and production related services and equipment, a director for Cactus Wellhead, LLC, a manufacturer and servicer of pressure control equipment for offshore and onshore oil and gas production, and as a director of ION Geophysical, a global provider of acquisition equipment, software, planning and seismic processing services, and seismic data libraries to the oil and gas industry. Mr. McGovern has served previously as a director of various public and private companies operating in the oil and gas and energy industries, including Sherwood Energy, LLC (through September 2020), Fibrant LLC, a U.S unit of Fibrant BV (through June 2019), Probe Holding Inc. (2014-2017), Quicksilver Resources Inc. (2013-2016), Long Run Exploration Ltd. (2008-2013); and Columbia Chemical Company (2010-2011). Mr. McGovern holds a B.S. from Centenary College and attended the Freeman School of Business at Tulane University from 1973-1974 and the Loyola University New Orleans College of Law from 1979-1980.

Director Whose Term Expires at the 2022 Annual Meeting of Stockholders (Class II Director)

David J. Nightingale: Mr. Nightingale has been the Chief Executive Officer of CIG Logistics since March 6, 2020. He previously served as the Executive Vice President, Wellsite Services of Select Energy Services, Inc. (“Select”) from November 2017 through March 29, 2019. Prior to Select’s merger with Rockwater Energy Solutions, Inc. (“Rockwater”) in November 2017, Mr. Nightingale served as the Executive Vice President and Chief Operating Officer of Rockwater from June 2015 through the merger date and, prior thereto, as Rockwater’s Senior Vice President, Fluids Management and Executive Vice President, Water Management. Prior to joining Rockwater, he served as the President of I.E. Miller Services Inc., a former subsidiary of Complete Production Services, Inc., in Houston, Texas. Mr. Nightingale worked at Complete Production Services for seven years in a variety of leadership roles, including running the company’s rig and heavy equipment moving division and a well servicing subsidiary in the Rocky Mountain region. Prior to that, he spent over 25 years in a number of engineering and operating management roles at several energy and midstream companies. Mr. Nightingale obtained his B.S. in Civil Engineering from Bradley University in Peoria, Illinois, and his M.B.A. from the University of Houston.

Directors Whose Term Expire at the 2023 Annual Meeting of Stockholders (Class III Directors)

Charles K. Thompson: Mr. Thompson currently serves as our Chairman of the Board and through April 20, 2021 also served as our Chief Executive Officer. He served as our Interim Chief Executive Officer from March 2018 to November 2018. Mr. Thompson also is currently a Managing Partner of PinHigh Capital Partners, a Houston-based family office affiliated investment partnership with a focus on private oil service and exploration and production (“E&P”) investments. Mr. Thompson currently serves as chairman of the board of directors of Pioneer Energy Services Corp., as well as a member of its Audit Committee and Compensation, Nominating and Governance Committee, and as a member of the boards of directors of KSW Oilfield Services, Wayfinder Resources, Invictus, Inc. and Sullivan Process Controls. Previously, Mr. Thompson spent two years at Nomura Securities building the oil and gas investment banking business, and from 2004 to 2014 he was an original partner of Legacy Partners Group, a boutique mergers and acquisitions firm based in New York that was sold to FBR Capital Markets in 2007. Mr. Thompson holds a B.A. in geology from Williams College and attended Columbia Business School.

Lawrence A. First: Mr. First currently serves as the Chief Investment Officer and Managing Director of Ascribe Capital LLC (“Ascribe”). Mr. First joined Ascribe in 2008. Prior to joining Ascribe, Mr. First was a Managing Director and Co-Portfolio Manager in Merrill Lynch’s Principal Credit Group, a proprietary investing platform for the firm’s capital, where he was responsible for evaluating and managing assets in the team’s North American portfolio, including non-investment grade bank loans, stressed/distressed fixed income investments and public and private equity. Prior to joining Merrill Lynch in 2003, Mr. First was a senior partner in the Bankruptcy and Restructuring department of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, where he began his legal career in 1987. At Fried Frank, he represented both debtors and creditors in both in-court and out-of-court restructurings as well as lenders to, investors in, and potential buyers and sellers of, financially troubled companies. Prior to his joining Fried Frank’s Bankruptcy and Restructuring department, he was a member of its Corporate Department, where he became a partner in 1994. On behalf of Ascribe, Mr. First has been a member of the boards of directors of the Company since May 2018, Basic Energy Services, Inc. since 2020, and Forbes Energy Services Ltd. since April 2017. He was a director on the board of Geokinetics Inc. from 2013 to 2018, Alion Science and Technology Corp. from August 2014 to August 2015, and EnviroSolutions Inc. from July 2010 to March 2018. Mr. First received a Bachelor of Arts in History and Sociology from Haverford College, and a Juris Doctor from New York University School of Law. He also attended the London School of Economics.

Corporate Governance Principles and Board Matters

We believe that effective corporate governance is critical to our long-term success and ability to create value for our stockholders. In connection with the emergence from our restructuring proceedings and subsequent listing on the NYSE American Stock Exchange (the “NYSE American”) in October 2017, the Board reviewed and updated, and from time to time as appropriate, the Board will continue to review and update, as appropriate or required, our corporate governance policies and practices, consistent with the provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the United States Securities and Exchange Commission (“SEC”), and the corporate governance requirements of the NYSE American. Based upon its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability and responsibility with respect to the Company, its management and employees, and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, insider trading policy, communication policy, and the charters for each of our Board committees are available in the “Corporate Governance” section of our website at www.nuverra.com and are available free of charge upon request addressed to Corporate Secretary, Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253.

Director Independence

We currently have four directors on our Board. Our Corporate Governance Guidelines and SEC rules require us to maintain a board of directors with at least a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Each member of the Board must meet certain mandatory qualifications for membership on the Board, and the Board as a whole must meet the minimum independence requirements imposed by our Corporate Governance Guidelines, the SEC, and any other laws and regulations applicable to us. Each member of the Board is required to promptly advise the Chairman of the Board and the Chairman of the Compensation and Nominating Committee of any matters which, at any time, may affect such member’s qualifications for membership under the criteria imposed by the SEC, any applicable exchange or market, any other laws and regulations or these guidelines, including, but not limited to, such member’s independence.

The Board has affirmatively determined that three of our four Board members (Mr. First, Mr. McGovern, and Mr. Nightingale) and all Board committee members are independent under all applicable rules governing independence. In reaching its determination, the Board reviewed the Company’s Corporate Governance Guidelines, SEC rules, NYSE American listing rules, and the individual circumstances of each director and determined that each of the directors identified as independent satisfied the applicable standards. The Board determined that Mr. Thompson does not currently satisfy the independence standards due to his service as Chief Executive Officer through April 20, 2021.

Executive Sessions

NYSE American listing rules require the Company’s non-management directors to meet, at least annually, in regularly scheduled executive sessions without management present. Our Corporate Governance Guidelines, which are discussed more fully below under “Corporate Governance Guidelines,” provide that our non-management directors will meet in executive session without management directors or management present on a regularly scheduled basis, but not less than quarterly. We revised our Corporate Governance Guidelines following our emergence from our restructuring proceedings and in connection with our listing on the NYSE American in October 2017. Our non-management directors held four executive sessions during fiscal 2020. The director to preside during an executive session is determined at the beginning of the meeting. In addition, our Audit Committee charter requires that the members of the Audit Committee meet with our independent auditors in executive session. The members of the Audit Committee held four executive sessions with our independent auditors during fiscal 2020.

Committees and Meeting Attendance

The Board has established a standing Audit Committee and a Compensation and Nominating Committee. Each of these Board committees operates under a written charter adopted by the Board. The Board committee charters are available in the “Corporate Governance” area of our website at www.nuverra.com. All committees consist of two persons, none of whom is employed by us and all of whom are independent under SEC rules and NYSE American listing rules. From time to time, the Board may create special committees to address specific matters such as financial or corporate transactions.

The Board and its Audit and Compensation and Nominating Committees meet periodically in person and via conference calls throughout the year, and also hold special meetings and act by written consent from time to time as appropriate. The Board held eleven regular or special meetings during 2020, and as noted above, the non-management members of the Board held four executive sessions. No director attended fewer than 75% of the meetings of the Board held in 2020 or 75% of the meetings held by Board committees on which such person served during 2020.

The following table sets forth the two standing committees of the Board, the members of such committee and the number of meetings held by each committee during 2020.

Director	Audit Committee(2)	Compensation and Nominating Committee(2)
John B. Griggs (former Director)(1)	Chair	X
Michael Y. McGovern	X	Chair
Charles K. Thompson
Lawrence A. First
Number of Meetings Held	4	2

(1) Mr. Griggs resigned from the Board and all committees effective April 5, 2021.
(2) Mr. Nightingale was appointed to the Board effective April 6, 2021 and currently serves as a member of the Audit Committee and as Chairman of the Compensation and Nominating Committee. Concurrently with Mr. Nightingale’s appointment, Mr. McGovern was appointed Chairman of the Audit Committee and continues as a member of the Compensation and Nominating Committee.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are encouraged to attend our annual meetings of stockholders and we currently expect all of our directors to be in virtual attendance at the Annual Meeting to be held on June 28, 2021. Two of our directors virtually attended the 2020 annual meeting of stockholders held on December 18, 2020.

Audit Committee

The members of the Audit Committee during our 2020 fiscal year were Mr. Griggs (Chair) and Mr. McGovern, and the current members of our Audit Committee are Mr. McGovern (Chair) and Mr. Nightingale. All members of the Audit Committee met the independence requirements of the Company’s Corporate Governance Guidelines, the additional independence requirements of the SEC and NYSE American, and other applicable law during all of the 2020 fiscal year, and all current members meet all such independence requirements. The Audit Committee’s written charter can be found in the “Corporate Governance” section of our website at www.nuverra.com under the Investors tab. The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include the following:

•selecting and hiring of our independent registered public accounting firm;
•evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;
•reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;
•overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;
•reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;
•reviewing and approving any related party transactions (See “Certain Relationships and Related Party Transactions” herein for further discussion); and
•overseeing, discussing with our Board, management and our independent registered public accounting firm and, as necessary, making recommendations to our Board regarding how to address risks relating to accounting matters, financial reporting and legal and regulatory compliance and developments, and the services provided by our independent registered public accounting firm.

The Board has determined that each of Mr. Griggs, Mr. McGovern and Mr. Nightingale are financially literate and that each of Mr. Griggs and Mr. McGovern qualifies as an “audit committee financial expert” as defined under SEC rules and regulations. As noted above, each of Mr. Griggs, Mr. McGovern and Mr. Nightingale meets the applicable independence requirements.

Compensation and Nominating Committee
The members of the Compensation and Nominating Committee of the Board during our 2020 fiscal year were Mr. McGovern (Chair) and Mr. Griggs, and the current members of the Compensation and Nominating Committee are Mr. Nightingale (Chair) and Mr. McGovern. All members of the Compensation and Nominating Committee met the independence requirements of the SEC, NYSE American, and independent non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act during all of the 2020 fiscal year, and all current members meet all such independence requirements. The Compensation and Nominating Committee’s written charter can be found in the “Corporate Governance” section of our website at www.nuverra.com under the Investors tab. The Compensation and Nominating Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for our executive officers.
On behalf of the Board, the Compensation and Nominating Committee monitors and assists the Board in determining compensation for our senior management, directors and employees and identifying individuals qualified to become directors consistent with criteria established by the Board. The Compensation and Nominating Committee’s responsibilities include the following:
•setting performance goals for our officers and reviewing their performance against these goals;
•reviewing and recommending compensation and benefit plans for our officers and compensation policies for the Board and members of the Board committees;
•reviewing the terms of employment agreements and arrangements with our officers;
•reviewing and discussing with the Company’s management the section of this Proxy Statement entitled “Executive Compensation” and determining whether to recommend to the Board that such section be included in our Proxy Statement and in our annual report on Form 10-K;

•producing an annual report on executive compensation for inclusion in our Proxy Statement;
•overseeing, discussing with our Board and management, and, as necessary, making recommendations to the Board regarding how to address risks relating to employment, compensation and benefits policies. To assist it in satisfying these oversight responsibilities, the Compensation and Nominating Committee meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made;
•evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board;
•administering a policy for considering nominees for election to the Board;
•overseeing our directors’ performance and self-evaluation process;
•reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and
•overseeing, discussing with our Board and management and, as necessary, making recommendations to the Board regarding how to address risks relating to management and Board succession planning, ethics, corporate governance and business practices.

The Compensation and Nominating Committee oversees the design and administration of our director and executive compensation programs, with the objectives of providing compensation packages that are competitive within our industry and maintaining a balanced focus on both short and long-term performance goals.

The Board and the Compensation and Nominating Committee do not discuss or make decisions regarding an executive officer’s compensation in the presence of such executive officer. Except for consulting from time to time at the Compensation and Nominating Committee’s request with our Chairman, our executive officers, including the named executive officers (as defined below under “Executive Compensation”), do not have any role in determining the form or amount of compensation paid to our named executive officers. The Compensation and Nominating Committee may from time to time engage an independent compensation consultant for the provision of data and recommendations to the Compensation and Nominating Committee during its monitoring, evaluations and actions with regard to executive compensation. The Compensation and Nominating Committee did not engage an independent compensation consultant during fiscal 2020.

Selection of Board Nominees
Future director candidates will be evaluated by the Compensation and Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. The Compensation and Nominating Committee’s consideration of a candidate for director will include assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills and abilities and potential time commitment, and whether such characteristics are consistent with our Corporate Governance Guidelines and other criteria established by the Compensation and Nominating Committee from time to time. In addition, the Compensation and Nominating Committee will take into account diversity of background and experience that the individual will bring to the Board. In evaluating potential director candidates, the Compensation and Nominating Committee will consider a variety of factors, in addition to personal and professional integrity, including the following:
•experience in corporate management;
•experience with complex business organizations;
•experience as a board member or officer of another publicly held company;
•diversity of expertise, experience in substantive matters related to the Company’s business and professional experience as compared to existing members of our Board and other nominees; and
•practical and mature business judgment.

The Compensation and Nominating Committee may also adopt such procedures and criteria not inconsistent with our Corporate Governance Guidelines as it considers advisable for the assessment of director candidates. Other than the foregoing, there are no stated minimum criteria for director nominees. The Compensation and Nominating Committee does, however, recognize that each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, at least one member of the Audit Committee should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board must meet the definition of “independent director” under applicable rules governing independence. Although we do not have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Compensation and Nominating Committee recognizes the benefits associated with a diverse board, and intends to take diversity considerations into account when identifying candidates. The Compensation and Nominating Committee will utilize a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Compensation and Nominating Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. The priorities and emphasis of the Compensation and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective board members.

The Compensation and Nominating Committee also has responsibility for establishing procedures for the nomination process and recommending candidates for election to the Board. It is anticipated that consideration of new Board nominee candidates will involve a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2020, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

Stockholder Nominations

The Compensation and Nominating Committee will consider stockholder recommendations for candidates for the Board if the stockholder complies with the advance notice, information and consent provisions contained in our Bylaws. The Compensation and Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Compensation and Nominating Committee.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate as a director: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the nomination, including the nominee, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such nomination before the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (A) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Securities Exchange Act of 1934, as amended (including their name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by such candidate, and the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected), and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

There have been no material changes to these procedures since last disclosed by the Company.

Stockholder Communications with the Board

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management directors as a group by writing to them c/o Corporate Secretary, Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman by letter to the above address, marked for the attention of the Chairman. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics
The Company has a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available in the “Corporate Governance” section of the Company’s website at www.nuverra.com under the Investors tab and a printed copy may also be obtained by any stockholder upon request directed to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Corporate Secretary. The Company intends to post amendments to or waivers, if any, from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or its principal executive officer, principal financial officer, or principal accounting officer) at this location on its website. Among other matters, our Code of Business Conduct and Ethics is designed to promote:
•honest and ethical conduct;
•avoidance of conflicts of interest;
•full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;
•compliance with applicable governmental laws and regulations and stock exchange rules;
•prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the code; and
•accountability for adherence to the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Compensation and Nominating Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available in the “Corporate Governance” section of our website at www.nuverra.com under the Investors tab. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Corporate Secretary.
Among other matters, the Corporate Governance Guidelines include the following:
•The Board will be made up of a majority of independent directors who, at a minimum, meet the criteria for independence required by NYSE American listing rules, the requirements of the SEC, and any additional requirements the Board deems appropriate.
•Non-management directors will meet in executive session without management present on a regularly scheduled basis, but not less frequently than quarterly. In the event that the non-management directors include directors that are not independent under the NYSE American listing rules, the independent directors should schedule an executive session at least once a year.
•The Board and its committees each conduct an annual self-evaluation.

•Directors are expected to regularly attend all meetings of the Board and of the committees of which they are members.
•To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Hedging, Trading on Margin and Short Sales Policies

We have adopted an insider trading policy, which prohibits any director, officer, or other insider in possession of material, nonpublic information from entering into hedging or monetization transactions or similar arrangements with respect to Company securities. Our insider trading policy is available in the “Corporate Governance” section of our website at www.nuverra.com under the Investors tab. The policy also prohibits our employees and directors, regardless of whether or not they are aware of material, nonpublic information about the Company, from engaging in short sales of the Company’s securities.

Board Leadership Structure and Role in Risk Management

Our Corporate Governance Guidelines provide that the Board may select our Chief Executive Officer as Chairman or appoint a Chairman who does not also serve as Chief Executive Officer. In determining the appropriate leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s stockholders.
The Board believes Mr. Thompson’s service in a combined role as Chairman and Chief Executive Officer was beneficial for the Company by providing unified direction and leadership. The Board nevertheless made the determination in early 2021 to separate the roles, with Mr. Thompson serving as Chairman and Mr. Bond serving as Chief Executive Officer, in order to allow each of Mr. Thompson and Mr. Bond to focus on the duties and responsibilities specific to his particular position. The Board believes this separation of roles will position the Company to operate effectively in an increasingly challenging and highly competitive business environment while providing an appropriate level of oversight and management accountability. The Board also believes that its structure facilitates independent oversight and management accountability through regular executive sessions of the non-management directors, as mandated by the Company’s Corporate Governance Guidelines, and through a Board composed of a majority of independent directors.
In the normal course of its business, the Company is exposed to a variety of risks, including operational risks such as long-term changes in commodity prices affecting its customer base or causing shifts in its customers’ operations, governmental policy decisions, and increasing competition from renewable sources of power generation, legislative and regulatory risks, including those related to climate change and air emissions, and general economic, credit and investment risks. Additional risks are disclosed in our filings with the SEC, including our Form 10-K for the fiscal year ended December 31, 2020. The Board is actively involved in oversight of risks that could affect the Company with an emphasis on understanding the key enterprise risks affecting the Company’s business. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategies. This oversight is conducted primarily through committees of the Board, as set forth in the descriptions of each of the committees above, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through periodic reports by each committee chair regarding the committee’s considerations and actions, as well as through periodic reports directly from key operating, finance and legal officers responsible for oversight of particular risks within the Company. The Board also receives periodic updates during the year on particular matters relating to risks and risk controls that management believes need to be brought to its attention.

Audit Committee Report
The Audit Committee is comprised of two non-employee directors, Mr. McGovern (Chair) and Mr. Nightingale, and operates under a written charter, adopted by the Board, which is posted on the “Corporate Governance” section of the Company’s website at www.nuverra.com under the Investors tab. We believe the charter is in compliance with SEC regulations and NYSE American rules.
The primary purposes of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm and internal audit function. The independent registered public accounting firm reports directly to the Audit Committee.

Management has the primary responsibility for the preparation of the Company’s financial statements and the internal financial controls and reporting process. The Company’s management has represented to the Audit Committee that the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles in the United States. The Company’s independent registered public accounting firm is responsible for auditing these Consolidated Financial Statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited Consolidated Financial Statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies and estimates applied by the Company in the preparation of its Consolidated Financial Statements. The Audit Committee also discussed with the Company’s management the process for certifications by the principal executive officer and principal financial officer with respect to such financial statements as well as management’s assessment of internal control over financial reporting as of December 31, 2020. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with such firm its independence. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of tax services to the Company was compatible with the registered public accounting firm’s independence and determined it was compatible, due to the fact that the independent registered public accounting firm did not provide tax services to the Company in 2020.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited Consolidated Financial Statements be included in Nuverra Environmental Solutions, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
The Audit Committee has selected Moss Adams, LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the year ending December 31, 2021, and has asked the stockholders to ratify the selection.
/s/ Michael Y. McGovern (Chair)
/s/ David J. Nightingale

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Independent Registered Public Accounting Firm’s Fees and Services
The following is a summary of the independent registered public accounting fees billed to us for professional services rendered by Moss Adams for the fiscal years ended December 31, 2020 and 2019.

Fee Category	2020	2019
Audit Fees	$252,410	$270,315
Audit Related Fees	15,200	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$267,610	$270,315
Audit fees consist of fees billed for each of 2020 and 2019 for professional services rendered in connection with the audit of our annual Consolidated Financial Statements and reviews of our interim Consolidated Financial Statements included in our periodic reports. All of Moss Adams’ services in auditing the Company’s financial statements for the fiscal year ended December 31, 2020 were performed by full-time permanent employees of Moss Adams.
Audit related fees consist of fees that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by the independent registered public accounting firm of audit and non-audit services. The independent registered public accounting firm may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were pre-approved by the Audit Committee in accordance with this policy.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background
In accordance with requirements of Section 14A of the Securities Exchange Act, as amended, and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the “Executive Compensation” section, compensation tables and narratives accompanying those tables).
Our executive compensation programs are designed and regularly reviewed by the Compensation and Nominating Committee of the Board, which consists entirely of independent directors. As described more fully under “Executive Compensation” later in this Proxy Statement, our executive compensation programs are designed to achieve the following objectives:
•provide a competitive total compensation package sufficient to attract, motivate and retain high caliber executives who will deliver long-term stockholder value;
•support and recognize attainment of our tactical and strategic goals;
•maintain an appropriate balance between fixed and variable compensation, and long-term and short-term incentives, with recognition of our senior executives’ responsibility for the Company’s overall performance and market value; and
•ensure internal alignment of executive activities and actions with Company financial and operating objectives, without undue risk.
We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the “Executive Compensation” section, compensation tables and narratives accompanying those tables).
As an advisory vote, this Proposal is not binding upon the Company. However, the Compensation and Nominating Committee of the Board, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to approve Proposal No. 2. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

Executive Officers

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of May 3, 2021.

Name	Position with our Company	Age	Executive Officer Since
Charles K. Thompson (1)	Chairman of the Board and Director	59	2018
Patrick L. Bond	Chief Executive Officer	62	2021
Robert Y. Fox	President and Chief Operating Officer	59	2018
Eric Bauer	Executive Vice President and Interim Chief Financial Officer	40	2020
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary	53	2014

(1)    See “Proposal 1-Election of Directors-Information Regarding Directors and Nominees” for biographical information regarding Mr. Thompson.

Patrick L. Bond, Chief Executive Officer

On April 21, 2021, the Company announced the appointment of Patrick L. Bond to succeed Mr. Thompson as the Chief Executive Officer of the Company. Mr. Bond has over 35 years’ experience in the energy business in various sales, management and executive roles with companies such as Halliburton Company, Weatherford International plc, Schlumberger Limited and Gravity Oilfield Services, Inc. Throughout his career, Mr. Bond has led companies through all aspects of business life including expansion and contraction, mergers and acquisitions, raising capital and restructuring. Prior to joining the Company on April 21, 2021, Mr. Bond served as President and Chief Operating Officer of Power On Demand, LLC, from March 2020 to April 2021 and as Chief Operating Officer - Energy Investments of Joy Holdings, Ltd. from October 2018 to March 2021. Prior thereto, Mr. Bond was Co-Chief Executive Officer of Gravity Oilfield Services, Inc. from January 2017 to October 2018 and President and Chief Operating Officer of Light Tower Rentals Inc. from June 2012 to January 2017. Mr. Bond serves on the boards of directors of Power On Demand, LLC and the Permian Basin Petroleum Association (PBPA) and also is an advisory board member of Downhole Chemical Solutions, LLC and the Petroleum Equipment and Services Association (PESA). Mr. Bond is a graduate of The University of Texas with a B.S. in Petroleum Engineering.

Robert Y. Fox, President and Chief Operating Officer

Mr. Fox serves as the Company’s President and Chief Operating Officer. Mr. Fox has over 25 years of senior management experience in the transportation and logistics businesses. Prior to joining the Company on June 18, 2018, Mr. Fox served in various senior executive positions with Comcar Industries, Inc. from 2001 to June 2018, including as Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Fox also previously held senior management positions with Rocor International, Builder’s Transport, Inc. and Burlington Northern Motor Holdings, Inc. Mr. Fox is a graduate of the University of Texas at Arlington, with a B.B.A. in accounting and he is a Certified Public Accountant.

Eric Bauer, Executive Vice President and Interim Chief Financial Officer

Mr. Bauer joined the Company on April 3, 2020, and serves as the Company’s Executive Vice President and Interim Chief Financial Officer. Mr. Bauer has over seventeen years of experience in corporate finance and investment banking, working primarily on merger and acquisition advisory, equity underwriting, and debt underwriting across all sectors of the energy industry. Mr. Bauer was most recently a Managing Director at Evercore in the Energy Corporate Advisory Business focused on mergers and acquisitions. Mr. Bauer has previously worked for both Lehman Brothers and Citi in their Global Energy Groups and worked at Avista Capital Partners focused on private equity investing in the energy industry. Mr. Bauer graduated from Southern Methodist University, where he received a B.B.A. in Finance and a B.A. in History.

Joseph M. Crabb, Executive Vice President, Chief Legal Officer and Corporate Secretary

Mr. Crabb serves as the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary. He has served in his present position since joining the Company in 2014. Prior to joining the Company, Mr. Crabb was in private practice with the law firm now known as Squire Patton Boggs (US) LLP, where he was a partner in the corporate practice group in the firm’s Phoenix office. Mr. Crabb received his B.A. degree in History and his J.D. degree from the University of Iowa.

Executive Compensation

Introduction

We are currently considered a smaller reporting company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures. Our disclosure includes the individual serving as our Principal Executive Officer during the 2020 fiscal year (Mr. Thompson) and our two next most highly compensated executive officers (Mr. Fox and Mr. Crabb). We refer to the aforementioned individuals throughout this section as the “named executive officers” or “NEOs” and their names, titles and positions as of December 31, 2020 were as follows:

Name	Title
Charles K. Thompson	Chairman, Chief Executive Officer and Director (1)
Robert Y. Fox	President and Chief Operating Officer
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary

(1) On April 21, 2021, the Company announced the appointment of Patrick L. Bond to succeed Mr. Thompson as the Chief Executive Officer of the Company, effective as of the announcement date, with Mr. Thompson continuing to serve as Chairman of the Board and as a Director.

Overview of Executive Compensation

The overarching objective of our executive compensation program is to attract, motivate and retain executives who will deliver short and long-term stockholder value through the use of competitive compensation programs with strong links to Company and individual performance. Nuverra seeks to achieve this objective by providing a market-competitive compensation program that consists of base salary, short-term incentives and longer-term incentives.

The Company continues its focus on attracting and retaining qualified senior executives while also emphasizing pay-for-performance alignment, by basing a significant portion of target total direct compensation on short-term and long-term incentive pay. Short-term and long-term incentives align executives with stockholder interests by basing the potential receipt of incentives on successful achievement of Company business objectives, including defined financial performance targets, which are intended to drive stockholder value.

Incentive-pay structures provide for maximum payouts in instances when Company performance both exceeds internal expectations and results in positive returns for stockholders relative to our industry peers. Furthermore, we align financial interests of our executives with those of our stockholders through emphasis on long-term incentives and encouragement of equity ownership.

We seek to deliver pay-for-performance while meeting the following objectives:

•Attract, motivate and retain highly qualified executives;
•Establish challenging but realistic performance objectives, balanced between short-term and long-term measurable results;
•Provide a substantial portion of executive compensation in the form of variable (versus fixed) pay, with a significant portion of variable compensation in the form of possible incentive and equity payouts; and
•Ensure internal alignment of executive activities and actions with Company financial performance and operating objectives, without undue risk.

In connection with a company-wide cost reduction initiative implemented by the Company in the second quarter of 2020, certain members of the Company’s executive management team have agreed to voluntarily reduce their 2020 base salaries. Mr. Thompson, Chairman and Chief Executive Officer, voluntarily reduced his base salary by 25% and Mr. Fox, President and Chief Operating Officer, voluntarily reduced his base salary by 20%. Each of the foregoing salary reductions were effective as of April 6, 2020.

Components of Named Executive Officer Compensation

The Compensation and Nominating Committee is committed to a strong, positive link between our compensation practices and our Company’s short- and long-term objectives. The executive compensation program for our named executive officers is comprised of the following components: base salary, short-term incentive awards, long-term incentive awards, health and welfare benefits, retirement benefits, and post-employment agreements.

Base Salary

Base salary is a fixed component of compensation for our executives. We establish base salary levels which are competitive with companies of comparable revenue and size and which enable us to attract and retain top executive talent. Annual merit increases for named executive officers are not automatic or guaranteed. Merit increases for named executive officers other than the Chairman and Chief Executive Officer are based on the Chairman and Chief Executive Officer’s evaluation of each named executive officer’s performance, competitive positioning, as well as the Company’s performance and outlook for the upcoming fiscal year. It is the responsibility of the Compensation and Nominating Committee to review the performance of the Chairman and Chief Executive Officer and recommend an annual merit increase, if warranted.

The following table shows the annual base salaries of our executive officers as of December 31, 2020 and December 31, 2019.

		Base Salary as of December 31,
Name	Title	2020	2019
Charles K. Thompson	Chairman, Chief Executive Officer and Director	$450,000	$600,000
Robert Y. Fox	President and Chief Operating Officer	$340,000	$425,000
Joseph M. Crabb	Executive Vice President, Chief Legal Officer and Corporate Secretary	$400,000	$400,000

In connection with certain cost reduction initiatives implemented by the Company in the second quarter of 2020, Mr. Thompson agreed to voluntarily reduce his annual base salary by 25% and Mr. Fox agreed to voluntarily reduce his annual base salary by 20%, each effective as of April 6, 2020. In February 2021, the Company implemented a partial restoration of the salary reductions that were implemented in the second quarter of 2020, which impacted employees across the Company, and in connection with this partial restoration Mr. Fox’s annual base salary was increased to $362,640.

Short-Term Cash Incentive Awards

2020 Bonus Plan

For fiscal 2020, the Board determined that any awards to Mr. Thompson, Mr. Fox or Mr. Crabb under the senior executive bonus plan would be discretionary. Following conclusion of the 2020 fiscal year, the Board made the decision that no bonuses would be awarded under the senior executive bonus plan for fiscal year 2020. In making this determination, the Board considered a variety of factors that it deemed relevant, including but not limited to individual and company performance, the Company’s annual financial results and liquidity position, and market and industry conditions generally.

No outstanding employment agreement for our named executive officers currently provides for an annual bonus in a guaranteed amount.

2021 Bonus Plan
For fiscal 2021, the senior executive bonus plan will again provide for discretionary awards only, to be determined by the Board, based on such factors as it may deem appropriate. Such factors may include, but are not limited to, individual and company performance, the Company’s annual financial results and liquidity position, market and industry conditions generally, and such additional factors as may in the Board’s judgment be relevant under the circumstances.

Long-Term Equity Incentive Awards

Each of our NEOs is eligible to receive equity compensation, which can consist of a mix of stock options, restricted stock, and restricted stock units, to encourage a focus on long-term stockholder value and to foster long-term retention.

2019 Equity Grants

In connection with Mr. Fox’s appointment as President and Chief Operating Officer on June 18, 2018, he was entitled to receive an initial grant of restricted stock units under the 2017 Long Term Incentive Plan (the “MIP”) with a target grant date value of $1,250,000 (the “Initial Award”). The Initial Award is comprised of one-half time-based restricted stock units (“TRSUs”) that vest in one-third increments. The first one-third of the TRSUs granted to Mr. Fox vested on the grant date or, March 5, 2019, the second one-third vested on December 31, 2019, and the third one-third vested on December 31, 2020. The other half of the Initial Award consisted of performance-based restricted stock units (“PRSUs”) that partially vested based on certain specified 2019 partial-year and full-year performance measurements.

On April 5, 2019, Mr. Thompson received a grant of 11,338 restricted stock units with a target grant date fair value of $100,000 in connection with the final tranche of equity awards issued for his service as Interim Chief Executive Officer. The awards were issued under the MIP, and vested on the date of grant.

2020 Equity Grants

On December 16, 2020, the Company granted TRSUs to its executive officers under the MIP, consisting of 86,076 shares to Mr. Thompson, 84,388 shares to Mr. Fox, and 42,194 shares to Mr. Crabb. The Company also agreed to issue 65,823 additional TRSUs to Mr. Thompson on or before June 30, 2021. The TRSUs granted and to be granted to Mr. Thompson are scheduled to vest on December 31, 2021, and the TRSUs granted to Mr. Fox and Mr. Crabb are scheduled to vest one-half on December 31, 2021 and one-half on December 31, 2022. All TRSUs are subject to potential accelerated vesting in the event the executive’s employment is terminated without “Cause” or with “Good Reason” prior to scheduled vesting, as such terms are defined in the applicable executive’s employment agreement, which are discussed in more detail in the “Potential Payments upon Termination or Change-in-Control” section herein.

Health, Welfare, and Retirement Plans

We offer all eligible employees, including the named executive officers, a health and welfare benefits package which includes coverage for medical, dental, vision, disability, life, accidental death and dismemberment, and employee assistance. The named executive officers participate in these benefit arrangements on the same basis as all eligible employees.

We maintain a defined contribution plan, intended to qualify under Section 401(k) of the Internal Revenue Code, which is available to all employees, including our named executive officers, to assist them in saving for retirement. Under this plan, a participant may contribute a percentage of their salary on a pre-tax basis up to the IRS maximum through payroll deductions. The plan permits catchup contributions on a pre-tax basis for employees at least 50 years old up to the IRS maximum, and Roth deferrals on a post-tax basis. Effective April 1, 2017, the Company reinstated a discretionary matching contribution under the plan, pursuant to which the Company made a cash matching contribution in an amount equal to 100% of the first 3% of base salary contributed, and 50% of the next 2% of base salary contributed, by participating employees. The discretionary matching contribution was suspended in the second quarter of 2020 as part of the Company’s cost reduction initiatives.

Severance and Transition Arrangements and Change-in-Control Payments

We have entered into employment agreements with Mr. Thompson, Mr. Fox and Mr. Crabb that contain provisions that provide for certain severance and change-in-control benefits, which are discussed in more detail in the “Executive Employment Agreements” and “Potential Payments upon Termination or Change-in-Control” sections herein. We believe these employment agreements provide severance and change-in-control protection in a manner consistent and competitive with common practice in the marketplace.

Our outlook with respect to these change-in-control provisions is that they are appropriate because they make it easier for the executive to focus on the best interests of our Company and stockholders rather than the personal implications in the event our Company faces the possibility of a change-in-control. These provisions were designed to:

•Be consistent and competitive with current market practices;
•Afford reasonable protection without creating any undue windfall;
•Enhance the Company’s ability to retain key employees during critical but uncertain times; and
•Enhance an acquirer’s potential interest in retaining key executives.

Severance payments are only made under the employment agreements if the named executive officer executes a full general release of claims in favor of the Company. We believe that these severance and change-in-control payment provisions in our executive employment agreements are necessary for us to provide competitive compensation and benefits within our industry. They encourage our named executive officers to remain in our employ, while also protecting the interests of the Company and its stockholders in certain circumstances of a key executive’s separation from employment.

Summary Compensation Table

The following table summarizes the compensation during the last two fiscal years (as applicable) to the Company’s named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		All Other Compensation ($) (3)	Total ($)
Charles K. Thompson	2020	462,039	—	197,114		7,154	666,307
Chairman, Chief Executive Officer and Director	2019	600,000	—	97,393		11,200	708,593
Robert Y. Fox	2020	364,283	—	193,249		5,100	562,632
President and Chief Operating Officer	2019	425,000	—	1,300,087	(2)	6,787	1,731,874
Joseph M. Crabb	2020	402,198	—	96,624		4,923	503,745
Executive Vice President, Chief Legal Officer and Corporate Secretary	2019	400,000	—	—		11,200	411,200

(1)    The amounts reported in this column represent the aggregate grant date fair value of awards of restricted stock or restricted stock units granted to the named executive officers in each covered fiscal year and do not reflect whether the recipient has actually realized a financial benefit from the award. The assumptions used in the calculations of these amounts are included in Note 18 in the Notes to the Consolidated Financial Statements to the Company’s Form 10-K filed on March 16, 2021.
(2)    As disclosed in the Current Report on Form 8-K filed by the Company on June 21, 2018, Mr. Fox received certain equity grants in March 2019, consisting of TRSUs and PRSUs for an aggregate of up to 119,275 shares, subject to the satisfaction of applicable vesting criteria. See Long-Term Equity Incentive Awards section for additional discussion of these awards.
(3)    The amounts reported in this column for fiscal 2019 and 2020 consist entirely of 401(k) Plan matching contributions, which were suspended in the second quarter of 2020.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table discloses certain information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2020. All of these awards were granted under our MIP. Some values contained in the table below have not been, and may never be, realized.

		Option Awards			Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Charles K. Thompson	12/16/2020	—	—	—	86,076	(2)	197,114
Robert Y. Fox	12/16/2020	—	—	—	84,388	(3)	193,249
Joseph M. Crabb	12/16/2020	—	—	—	42,194	(3)	96,624

(1)    The market value of shares of restricted stock unit awards that have not vested is calculated based on the closing trading price of our common stock of $2.29 as reported on the NYSE American on December 31, 2020.
(2)     Represents a TRSU award, which assuming continued employment with the Company, will vest on December 31, 2021.
(3)    Represents a TRSU award, which assuming continued employment with the Company, will vest one-half on December 31, 2021 and one-half on December 31, 2022.

Executive Employment Agreements

Thompson Employment Agreement. On March 2, 2018, the Board appointed Mr. Thompson, who at that time was serving as a non-employee member of the Company’s Board, to serve as Chairman of the Board and Interim Chief Executive Officer.

On November 19, 2018, Mr. Thompson was appointed as non-interim Chief Executive Officer, and in connection with such appointment, the Company entered into an Employment Agreement with Mr. Thompson (as amended, the “Thompson Employment Agreement”). Pursuant to the Thompson Employment Agreement, Mr. Thompson serves as the Chief Executive Officer of the Company for a term ending on the earlier of (i) a termination of Mr. Thompson’s employment pursuant to the Thompson Employment Agreement and (ii) December 31, 2021. Under the Thompson Employment Agreement, Mr. Thompson is paid an annual base salary of $600,000 (which was voluntary reduced to $450,000 in connection with the Company’s cost-reduction initiatives in the second quarter of 2020), subject to review annually by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. In addition, Mr. Thompson receives insurance benefits and is entitled to participate in any of the Company’s current or future incentive compensation plans. Mr. Thompson also received grants under the Company’s MIP of 210,000 TRSUs which vested on December 31, 2020 and 86,076 TRSUs which are scheduled to vest on December 31, 2021, subject to potential accelerated vesting upon the termination of Mr. Thompson’s employment by the Company without Cause (as defined in the Thompson Employment Agreement) or voluntary termination by Mr. Thompson for Good Reason (as defined in the Thompson Employment Agreement).

In the event Mr. Thompson is terminated for Cause or voluntarily terminates his employment without Good Reason he shall be entitled to payment of accrued and unpaid base salary and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Thompson is terminated without Cause or terminates his employment for Good Reason, Mr. Thompson shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of 18 months base salary (increasing by an additional one-half month for each calendar month elapsed starting January 1, 2021, up to a maximum of 24 months) in effect immediately prior to the date of termination and 18 months of the Company’s COBRA premiums (increasing by an additional one-half month for each calendar month elapsed starting January 1, 2021, up to a maximum of 24 months) as in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of any bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, (iv) acceleration in full of the vesting and/or exercisability of all non-performance based equity awards outstanding, and (v) to the extent not previously issued, the issuance of 65,823 TRSUs which shall fully vest no later than the last day of his employment. For purposes of the foregoing calculations set forth in clause (ii) of this paragraph, Mr. Thompson’s annual base salary will be deemed to be the greater of $600,000 per year (which was his actual base salary immediately prior to the voluntary salary reduction in the second quarter of 2020) or his actual base salary at the time of determination.

During and after termination of the Thompson Employment Agreement, Mr. Thompson is obligated to maintain the confidentiality of the Company’s confidential information. In addition, he agrees to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

Fox Employment Agreement. On June 18, 2018, the Company appointed Mr. Fox as the Company’s President and Chief Operating Officer. In connection with Mr. Fox’s appointment, he entered into an Employment Agreement with the Company (as amended, the “Fox Employment Agreement”). Pursuant to the Fox Employment Agreement, Mr. Fox serves as the President and Chief Operating Officer of the Company for a three year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Fox provide at least three months prior written notice of termination pursuant to the terms of the Fox Employment Agreement. For Mr. Fox’s services, he is paid an annual base salary of $425,000, (which was voluntary reduced to $340,000 in connection with the Company’s cost-reduction initiatives in the second quarter of 2020), subject to annual review by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. Mr. Fox receives insurance benefits and is entitled to participate in any of the Company’s current or future incentive compensation plans.

In the event Mr. Fox is terminated for Cause (as defined in the Fox Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Fox Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Fox is terminated without Cause or terminates his employment for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Fox Employment Agreement), Mr. Fox shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of 12 months base salary in effect immediately prior to the date of termination and 12 months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all time-based equity awards outstanding and a pro rata portion of any performance-based equity awards outstanding (which will continue to be subject to applicable vesting criteria). For purposes of the foregoing calculations set forth in clause (ii) of this paragraph, Mr. Fox’s annual base salary will be deemed to be the greater of $425,000 per year (which was his actual base salary immediately prior to the voluntary salary reduction in the second quarter of 2020) or his actual base salary at the time of determination.

In the event Mr. Fox is terminated without Cause or terminates his employment for Good Reason, either of which occurs within 12 months after a Change of Control, or if Mr. Fox is terminated by the Company without Cause within 6 months prior to a Change of Control if such termination was in contemplation of such Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Fox will receive an additional lump sum severance payment equal to the sum of 12 months base salary in effect immediately prior to the date of termination and 12 months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of a pro rata portion of all performance-based equity awards without regard to applicable performance targets (in addition to acceleration of any time-based equity awards). For purposes of the foregoing calculations set forth in clause (i) of this paragraph, Mr. Fox’s annual base salary will be deemed to be the greater of $425,000 per year (which was his actual base salary immediately prior to the voluntary salary reduction in the second quarter of 2020) or his actual base salary at the time of determination.

During and after termination of the Fox Employment Agreement, Mr. Fox is obligated to maintain the Company’s confidential information in confidence. In addition, he agreed to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

Crabb Employment Agreement. On August 7, 2017, the Company entered into an amended and restated employment agreement with Mr. Crabb (the “Crabb Employment Agreement”). Pursuant to the Crabb Employment Agreement, Mr. Crabb serves as the Executive Vice President and Chief Legal Officer of the Company for a three year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Crabb provide at least three months prior written notice of termination pursuant to the terms of the Crabb Employment Agreement. For Mr. Crabb’s services, he is paid an annual base salary of $400,000, which is reviewed annually by the Board or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. Mr. Crabb receives insurance benefits and is entitled to participate in any of the Company’s current or future incentive compensation plans.

In the event Mr. Crabb is terminated for Cause (as defined in the Crabb Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Crabb Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Crabb is terminated without Cause or terminates his employment for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Crabb Employment Agreement), Mr. Crabb shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of 24 months base salary in effect immediately prior to the date of termination and 12 months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all time-based equity awards outstanding and a pro rata portion of any performance-based equity awards outstanding (which will continue to be subject to the applicable vesting criteria). In the event Mr. Crabb is terminated without Cause or terminates his employment for Good Reason, either of which occurs within 12 months after a Change of Control, or if Mr. Crabb is terminated by the Company without Cause within 6 months prior to a Change of Control if such termination was in contemplation of such Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Crabb will receive an additional lump sum severance payment equal to 12 months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of a pro rata portion of all performance-based equity awards without regard to the applicable performance targets (in addition to acceleration of any time-based equity awards).

During and after termination of the Crabb Employment Agreement, Mr. Crabb is obligated to maintain the Company’s confidential information in confidence. In addition, he agreed to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

Voluntary Base Salary Reductions. In connection with certain cost reduction initiatives implemented by the Company in the second quarter of 2020, Mr. Thompson agreed to voluntarily reduce his annual base salary by 25% and Mr. Fox agreed to voluntarily reduce his annual base salary by 20%, each effective as of April 6, 2020. Notwithstanding these voluntary base salary reductions and as described above, potential payments under their respective employment agreements in the event of a termination without Cause or a resignation for Good Reason would be calculated based on the annual base salary in effect prior to the April 6, 2020 voluntary reduction. See “Potential Payments upon Termination or Change-in Control” for further discussion.

Potential Payments upon Termination or Change-in-Control

Charles K. Thompson

Mr. Thompson’s employment agreement provides for the following potential payments upon termination. The total amounts payable for certain severance benefits to Mr. Thompson may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code. In order to receive the severance payments and benefits described below (other than those provided in the event of his death), Mr. Thompson is required to execute a full general release of claims in favor of the Company.

Termination without Cause or Resignation for Good Reason. Mr. Thompson’s employment agreement provides for the following payments and benefits:

•Payment of 18 to 24 months of base salary as in effect immediately prior to the termination date (as described below), calculated using a base salary equal to the greater of $600,000 per year or Mr. Thompson’s actual base salary as of the termination of his employment;
•Payment of 18 to 24 months of the Company’s COBRA premiums in effect on the termination date (as described below);
•Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Thompson’s employment; and
•Full vesting of all then outstanding time-based equity awards (including certain time-based equity awards with the Company is obligated to issue Mr. Thompson no later than the last day of his employment) and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards regardless of whether or not such performance-based awards would become vested and exercisable based on the applicable performance criteria.

Upon termination of Mr. Thompson’s employment without “Cause” or in the event of his resignation for “Good Reason”, as such terms are defined in his employment agreement, he is entitled to a lump sum severance payment equal to the sum of 18 months base salary (increasing by an additional one-half month for each calendar month elapsed starting January 1, 2021, up to a maximum of 24 months) plus 18 months of the Company’s COBRA premiums in effect on the date of termination (increasing by an additional one-half month for each calendar month elapsed, starting January 1, 2021, up to a maximum of 24 months), provided that for purposes of calculating the foregoing lump sum severance payment the annual base salary shall be the greater of $600,000 or Mr. Thompson’s actual annual base salary as in effect on the termination date.

Change-in-Control. Mr. Thompson’s employment agreement does not provide for separate payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within 6 months prior to, or one year after, a change-in-control).

Death or Disability. If Mr. Thompson’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards regardless of whether or not such performance-based awards would become vested and exercisable based on the applicable performance criteria.

Cause and Good Reason Defined. For purposes of the Thompson Employment Agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross insubordination, gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the Thompson Employment Agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel, or a material breach of his employment agreement by the Company. “Good reason” also includes a change in Mr. Thompson’s direct reporting to anyone other than the Board of the Company and the scheduled expiration of the term of the Thompson Employment Agreement which is December 31, 2021.

Transition Agreement. In connection with the transition of Chief Executive Officer responsibilities from Mr. Thompson to Mr. Bond, the Company and Mr. Thompson entered into a Transition Agreement with the Company on April 21, 2021 (the “Transition Agreement”), pursuant to which Mr. Thompson agreed to serve as Executive Chairman of the Company during a transition period with a scheduled end date of June 1, 2021 (the “Transition Period”). Mr. Thompson will continue to receive his current base salary and benefits during the Transition Period. Following the Transition Period, Mr. Thompson will continue to serve as a member and as Chairman of the Board of Directors of the Company and will be entitled to such compensation as the Board of Directors may determine for his service as a non-employee director and Chairman. Under the Transition Agreement, Mr. Thompson will receive payments and other benefits that are substantially consistent with the payments and benefits set forth in the Thompson Employment Agreement in the event of a termination of his employment without cause or his resignation for good reason. The Transition Agreement also contains a mutual release of claims between the Company and Mr. Thompson and a reaffirmation by Mr. Thompson of certain post-employment restrictive covenants contained in the Thompson Employment Agreement.

Robert Y. Fox

Mr. Fox’s employment agreement provides for the following potential payments upon termination or a change-in-control of the Company. The total amounts payable for certain severance benefits to Mr. Fox may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code. In order to receive the severance payments and benefits described below (other than those provided in the event of his death), Mr. Fox is required to execute a full general release of claims in favor of the Company.

Termination without Cause or Resignation for Good Reason. Mr. Fox’s employment agreement provides for the following payments and benefits:

•Payment of 12 months of base salary as in effect immediately prior to the termination date, calculated using a base salary equal to the greater of $425,000 per year or Mr. Fox’s actual base salary as of the termination of his employment;
•Payment of 12 months of the Company’s COBRA premiums in effect on the termination date;
•Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Fox’s employment; and
•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards (which will continue to be subject to applicable vesting criteria).

Change-in-Control. Mr. Fox’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within 6 months prior to, or one year after, a change-in-control):

•Payment of 24 months of base salary as in effect immediately prior to the termination date, calculated using a base salary equal to the greater of $425,000 per year or Mr. Fox’s actual base salary as of the termination of his employment;
•Payment of 24 months of the Company’s COBRA premiums in effect on the termination date;
•A lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination date occurs at target; and
•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards without regard to applicable performance targets.

Death or Disability. If Mr. Fox’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria - which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied).

Cause and Good Reason Defined. For purposes of the Fox Employment Agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross insubordination, gross negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the Fox Employment Agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel, or a material breach of his employment agreement by the Company. “Good reason” also means a change in direct reporting to anyone other than the Board or Chief Executive Officer of the Company.

Joseph M. Crabb

Mr. Crabb’s employment agreement provides for the following potential payments upon termination or a change-in-control of the Company. The total amounts payable for certain severance benefits to Mr. Crabb may be reduced to the extent necessary so that the amount payable is not subject to excise tax under Section 4999 of the Internal Revenue Code. In order to receive the severance payments and benefits described below (other than those provided in the event of his death), Mr. Crabb is required to execute a full general release of claims in favor of the Company.

Termination without Cause or Resignation for Good Reason. Mr. Crabb’s employment agreement provides for the following payments and benefits:

•Payment of 24 months of the Base Salary in effect immediately prior to the termination date;
•Payment of 12 months of the Company’s COBRA premiums in effect on the termination date;
•Payment of at least 100% of the bonus attributable to the fiscal year during which the termination date occurs if such bonus would have been earned and paid but for the termination of Mr. Crabb’s employment; and

•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards (which will continue to be subject to applicable vesting criteria).

Change-in-Control. Mr. Crabb’s employment agreement provides for the following payments and benefits, in lieu of those described above, following a termination without cause or resignation for good reason, in connection with a change-in-control of the Company (which generally means a termination within 6 months prior to, or one year after, a change-in-control):

•Payment of 24 months of the Base Salary in effect immediately prior to the termination date;
•Payment of 24 months of the Company’s COBRA premiums in effect on the termination date;
•A lump-sum payment equal to 100% of the bonus attributable to the fiscal year during which the termination date occurs at target; and
•Full vesting of all then outstanding time-based equity awards and a pro rata portion (based on the portion of the applicable performance period actually served prior to termination) of all then outstanding performance-based awards without regard to applicable performance targets.

Death or Disability. If Mr. Crabb’s employment terminates due to death or disability, his employment agreement provides for full vesting of all then outstanding equity awards (other than awards whose vesting is based on performance-based criteria - which are subject to pro rata accelerated vesting if and to the extent the performance criteria are ultimately satisfied).

Cause and Good Reason Defined. For purposes of the employment agreement, “cause” is generally deemed to exist, subject to applicable notice and cure provisions, if the executive at any time: commits a material breach of his employment agreement, is guilty of gross insubordination, negligence, recklessness or willful misconduct in connection with or affecting the business or affairs of the Company, engages in material and intentional unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, alcohol or substance abuse that interferes with executive’s ability to discharge the duties and responsibilities of his position, committing a knowing breach of executive’s fiduciary duties to the Company and its stockholders, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the employment agreement, “good reason” generally means a material reduction in base salary, a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a material change in geographic location(s) at which the executive must perform services or in the location of the Company’s principal office at which the executive renders services, excluding required business travel or a material breach of his employment agreement by the Company. “Good reason” also means a change in direct reporting to anyone other than the Board or Chief Executive Officer of the Company.

Director Compensation

Background, Fees and Awards

Directors of publicly traded companies have substantial responsibilities and time commitments, and there is a competitive market for highly qualified and experienced directors. As such, the Compensation and Nominating Committee seeks to provide appropriate compensation to directors taking into account these factors.

In the second quarter of 2020, in connection with a company-wide cost reduction initiative implemented by the Company, the Board approved a modification to the existing compensation arrangements for non-employee Board members. The modification reduced overall cash and non-cash compensation by 25% and reallocated the amount equally between cash and an annual restricted stock grant. Accordingly, for the fiscal year beginning January 1, 2020, Board compensation for non-employee directors consisted of $56,250 in cash and an annual grant of restricted stock with a target grant-date value of $56,250, and additional annual cash compensation for the Chair of the Audit Committee and the Chair of the Compensation and Nominating Committee in the amounts of $15,000 and $10,000, respectively. Board compensation for the fiscal year beginning January 1, 2021 is expected to be unchanged from 2020 amounts.

Board Compensation Table

The following table provides information for compensation of the non-employee members of our Board as of December 31, 2020. As the Chairman of the Board and Chief Executive Officer, Mr. Thompson’s compensation as an employee of the Company includes compensation for his service as a member of the Board and is provided in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
John B. Griggs (3)	71,250	58,125	129,375
Michael Y. McGovern	66,250	58,125	124,375
Lawrence A. First (4)	56,250	—	56,250

(1)    Directors currently receive $56,250 annually in cash compensation. The Audit Committee Chair, which was Mr. Griggs for all of the 2020 fiscal year, receives $15,000 annually for this role. The Compensation and Nominating Committee Chair, which was Mr. McGovern for all of the 2020 fiscal year, receives $10,000 annually for this role. As of May 3, 2021, Mr. McGovern serves as Audit Committee Chair and Mr. Nightingale serves as Compensation and Nominating Committee Chair.
(2)    Represents award grants of 37,500 shares of restricted stock to each non-employee director for service during fiscal 2020, with a grant date fair value of $1.55 calculated pursuant to ASC 718.
(3)    Mr. Griggs resigned from the Board and all committees effective April 5, 2021.
(4)    Mr. First’s compensation was received by Ascribe Investments II LLC and Ascribe Investments III LLC on Mr. First’s behalf. Mr. First has directed the Company to pay any director compensation owed to him to Ascribe’s affiliates. Mr. First has declined to receive any equity-based compensation for his service as a director, either personally or through Ascribe’s affiliates.

The following table provides information on the unvested restricted stock held by our non-employee directors as of May 3, 2021.

Name	Number of Awards (1) (2)
Lawrence A. First	0 (3)
Michael Y. McGovern	22,959
David J. Nightingale	17,220

(1)    Represents award grants of restricted stock to each non-employee director for service during fiscal 2021, which are scheduled to vest on April 21, 2022. Mr. Nightingale joined the Board on April 6, 2021 and received a restricted stock grant of 17,220 shares, which reflects three-fourths of the number of shares granted to non-employee directors for Board service for the full 2021 fiscal year.
(2) Mr. Griggs resigned from the Board effective April 5, 2020 and, in connection with his resignation, the Board accelerated the vesting of one-fourth of the number of shares of restricted stock previously granted to Mr. Griggs for fiscal year 2021 Board service.
(3)    Mr. First has declined to receive any equity-based compensation for his service as a director, either personally or through Ascribe’s affiliates.

Compensation and Nominating Committee
/s/ David J. Nightingale
David J. Nightingale
Chair
/s/ Michael Y. McGovern
Michael Y. McGovern
Committee Member

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

We are asking the stockholders to ratify the Audit Committee’s appointment of Moss Adams as our independent registered public accounting firm for the year ending December 31, 2021. Moss Adams is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. Although stockholder ratification is not required by our Bylaws or otherwise, the Company is submitting the selection of Moss Adams to its stockholders for ratification to permit stockholders to participate in this important decision. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Moss Adams representatives are expected to attend the Annual Meeting via conference call. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required to ratify the appointment of Moss Adams as the Company’s independent registered public accounting firm for 2021. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Board’s Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction may be consummated, and may continue, only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or a less than five percent beneficial owner of another entity). A “related party” is any (a) person who is or was (since the beginning of the Company’s last fiscal year) an executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of any class of the Company’s voting securities, or (c) immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and anyone (other than a tenant or employee) sharing the household of such person. Disclosure is required for each related party transaction in which the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year end for the last two completed fiscal years.

Other Relationships

Mr. First, a director of the Company, serves as the Chief Investment Officer and Managing Director of Ascribe. Ascribe and/or one or more of its affiliates own approximately 43.9% of the outstanding common stock of the Company as of May 3, 2021, and was owed approximately $4.5 million as of December 31, 2019, respectively of the aggregate principal amount of the Second Lien Term Loan Credit Agreement (the “Second Lien Term Loan Agreement”), as amended. All obligations under the Second Lien Term Loan Agreement were repaid in full on November 20, 2020. The Company originally entered into the Second Lien Term Loan Agreement on August 7, 2017 (the “Effective Date”) contemporaneously with the approval of the United States Bankruptcy Court for the District of Delaware of the Company’s prepackaged plans of reorganization (together, and as amended, the “Plan of Reorganization”). Under the Plan of Reorganization, Ascribe designated Mr. Griggs and Mr. First to serve as directors of the Company. Mr. Griggs resigned from the Board effective April 5, 2021, and the Plan of Reorganization does not provide Ascribe with the right to designate Mr. Griggs’ successor or a continuing right to designate directors of the Company. Affiliates of Ascribe are parties to that certain Registration Rights Agreement dated as of the Effective Date by and among the Company and certain stockholders of the Company (see the “Registration Rights Agreement” section below).

Registration Rights Agreement

On the Effective Date, pursuant to the Plan of Reorganization, the Company entered into a Registration Rights Agreement with certain of our pre-Effective Date creditors that, in the aggregate, received approximately 90% of our common stock on the Effective Date. Pursuant to the Registration Rights Agreement, any holder that, together with its affiliates, (i) beneficially owned 10% of the aggregate outstanding shares of common stock on the Effective Date and (ii) continues to beneficially own at least 5% of the aggregate outstanding shares of common stock (“Demand Holder”), may request registration of its common stock at any time under the Securities Act on Form S-1 (“Long-Form Registration”), if Form S-3 is not available to the Company, or on Form S-3, or any similar short-form registration statement (“Short-Form Registration”), if available. The Company, however, is not required to conduct more than three Long-Form Registrations for each holder, but is required to conduct an unlimited number of Short-Form Registrations for each holder.

In addition, promptly after the Effective Date, the Company was required to use its reasonable best efforts to cause a shelf registration (“Shelf”) on Form S-1 to be declared effective as promptly as reasonably practicable thereafter for the offer and resale of the Common Stock on a delayed or continuous basis. At any time and from time to time after the Shelf has been declared effective, any Demand Holder may request to sell all or any portion of their common stock in an underwritten offering that is registered pursuant to the Shelf, and any holder may participate in such a Shelf takedown. On March 16, 2018, the Company filed a Registration Statement on Form S-1 pursuant to the foregoing obligation, and the registration statement was declared effective on May 3, 2018.

Pursuant to the Registration Rights Agreement, holders also have customary piggyback registration rights with respect to any offering by the Company under the Securities Act. The registration rights are subject to certain conditions and limitations, including our ability to suspend registration statement under certain circumstances. We will generally pay all fees and expenses in connection with our obligations under the Registration Rights Agreement. The rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions. No separate review of this transaction was performed by the Audit Committee as it was a requirement of the Plan of Reorganization.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information concerning our equity compensation plans, including the MIP, and the Directors Plan, as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	350,949	—	644,770
Equity compensation plans not approved by security holders	—	—	—
Total	350,949	—	644,770

(1)    Includes awards of 75,000 shares of restricted stock and 275,949 of restricted stock units that were granted but not yet issued as of December 31, 2020.
(2)    There were no options outstanding as of December 31, 2020.

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have reported that they have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them. No shares of common stock held by a director or officer have been pledged as security. The Company is not aware of any arrangement or pledge of common stock that could result in a change of control of the Company.

Unless otherwise indicated, the address for each director and officer is c/o Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.

The following table sets forth information known to the Company regarding the beneficial ownership of its common stock as of May 3, 2021 by (i) each director, (ii) each of our named executive officers, and (iii) all executive officers and directors serving as of May 3, 2021 as a group. An individual’s percentage ownership of common stock outstanding is based on 16,000,080 shares of our common stock outstanding as of May 3, 2021. Pursuant to Rule 13d-3(d)(1) under the Exchange Act, shares of common stock subject to stock options currently exercisable or exercisable within 60 days, as well as shares of common stock issuable upon the settlement of vested restricted stock units, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities and the management group but are not deemed outstanding for computing the percentage ownership of any other person.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Patrick L. Bond Chief Executive Officer	—	*
Charles K. Thompson (1) Chairman of the Board and Director	160,844	*
Robert Y. Fox President and Chief Operating Officer	62,032	*
Joseph M. Crabb Executive Vice President, Chief Legal Officer, and Corporate Secretary	59,000	*
Lawrence A. First Director	—	*
Michael Y. McGovern (2) Director	47,857	*
David J. Nightingale (3) Director	—	*
Shares owned by executive officers and directors as a group	329,733	*
*    Less than 1% of shares outstanding

(1)    Excludes 151,899 shares of common stock issuable upon settlement of outstanding restricted stock units that, pursuant to the Transition Agreement, will vest on and as of the last day of the Transition Period.
(2) Excludes 22,959 shares of restricted stock granted under the Directors Plan on April 21, 2021, which vest on the first anniversary of the grant date (subject to potential acceleration upon the occurrence of certain events as set forth in the Directors Plan).
(3) Excludes 17,220 shares of restricted stock granted under the Directors Plan on April 21, 2021, which vest on the first anniversary of the grant date (subject to potential acceleration upon the occurrence of certain events as set forth in the Directors Plan).

The following table sets forth information known to the Company regarding the beneficial ownership of common stock as of May 3, 2021 of persons or groups that own or have the right to acquire more than 5% of our common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ascribe II Investments LLC (2) Ascribe III Investments LLC 299 Park Avenue, 34th Floor, New York, NY 10171	7,021,879	43.9%
ECF Value Fund, LP (2) ECF Value Fund II, LP ECF Value Fund International Master, LP 1177 Ave. of Americas, 46th Floor, New York, NY 10036	6,626,660	41.4%

(1)    Ascribe is the investment manager of Ascribe III Investments LLC (“Fund III”). Ascribe Management LLC (“Ascribe Management”) is the investment manager of Ascribe II Investments LLC (“Fund II”, and together with Fund III, the “Ascribe Funds”). The Ascribe Funds hold Common Stock. American Securities LLC (“American Securities”) is the 100% owner of Ascribe and Ascribe Management. Ascribe Opportunities Fund III, L.P. (“Opportunities III”) and Ascribe Opportunities Fund III(B), L.P. (“Opportunities III(B)”) are the sole members of Fund III. Ascribe Associates III, LLC (“Associates III”) is the general partner of Opportunities III and Opportunities III(B). Ascribe Opportunities Fund II, L.P. (“Opportunities II”) and Ascribe Opportunities Fund II(B), L.P. (“Opportunities II(B)”) are the sole members of Fund II.

Ascribe Associates II, LLC (“Associates II”) is the general partner of Opportunities II and Opportunities II(B). Mr. First is the Chief Investment Officer and Managing Director of each of Ascribe and Ascribe Management, which are the investment managers to the Ascribe Funds, and may be deemed to have voting and dispositive power over the shares of Common Stock held by each of the Ascribe Funds. Each of Ascribe, Ascribe Management, American Securities, Associates III, Opportunities III, Opportunities III(B), Associates II, Opportunities II, Opportunities II(B) and Mr. First may be deemed to share beneficial ownership of the Common Stock held by the Ascribe Funds. Each of Ascribe, Ascribe Management, American Securities, Associates III, Opportunities III, Opportunities III(B), Associates II, Opportunities II, Opportunities II(B) and Mr. First disclaims beneficial ownership of the Common Stock held by the Ascribe Funds, except to the extent of its pecuniary interests. Number of shares beneficially owned is based solely on a Schedule 13D filed jointly with the SEC on January 7, 2019 by (i) Ascribe Capital; (ii) American Securities; (iii) Ascribe Funds; (iv) Opportunities III; (v) Opportunities III(B); (vi) Associates III; (vii) Ascribe Management; (viii) Opportunities II; (ix) Opportunities II(B); and (x) Associates II.
(2)    Gates Capital Management, L.P. (“Gates Capital”), acts as the investment manager to certain funds directly holding Common Stock (the “Gates Capital Funds”). Gates Capital Management GP, LLC (the “General Partner”) is the general partner of Gates Capital, with respect to the shares of Common Stock directly held by the Gates Capital Funds. Gates Capital Management, Inc. (the “Gates Corporation”) is the managing member of the General Partner with respect to the shares of Common Stock directly held by the Gates Capital Funds. Jeffrey L. Gates serves as President of the Gates Corporation with respect to the shares of Common Stock directly held by the Gates Capital Funds. Each of Gates Capital, the General Partner, the Gates Corporation and Mr. Gates, may be deemed to share beneficial ownership of the Common Stock held by the Gates Capital Funds. Each of Gates Capital, the General Partner, the Gates Corporation and Mr. Gates, disclaims beneficial ownership of the Common Stock held by the Gates Capital Funds except to the extent of its pecuniary interests. In accordance with the Plan of Reorganization, the Gates Corporation designated Mr. McGovern and Mr. Thompson to serve as directors of the Company. Number of shares beneficially owned is based solely on a Statement of Changes in Beneficial Ownership on Form 4 filed jointly with the SEC on February 19, 2021 by (i) Gates Capital; (ii) General Partner; (iii) Gates Corporation; and (iv) Jeffrey L. Gates.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, except for the filing of (i) an initial statement of beneficial ownership on Form 3 by Mr. Bauer (which reflected no shares of Company common stock owned at the time of his appointment or at the time of filing) and (ii) an initial statement of beneficial ownership on Form 3 by the former Principal Accounting Officer of the Company (which reflected no shares of Company common stock owned at the time of such person’s appointment or at the time of filing), we believe that during fiscal 2020 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2022 annual meeting of stockholders must be received at our principal executive offices not later than January 1, 2022, which is a reasonable time before the anticipated mailing date of the 2022 Proxy Statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Our Bylaws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2022 annual meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the 2022 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2022 annual meeting is first made by the Company.

In addition, our Bylaws provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Bylaws, only business brought before the 2022 annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (1) if specified in the notice of meeting by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote at the meeting, and who complies with the following notice procedures. For business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Corporate Secretary.

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice by a stockholder for the current year’s annual meeting must be delivered (A) not earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.

To be in proper written form, our Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the proposal, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss, manage risk or benefit share price changes, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business at the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to any other business (other than the nomination of persons for the election of directors) must set forth (i) a brief description of the business desired to be brought before the annual meeting (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the annual meeting, and (iv) any material interest in such business of such stockholder.

Stockholders should submit their proposals to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To reduce the expense of delivering duplicate proxy statement materials to stockholders who may have more than one account holding the Company’s common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy statement materials, will receive only one copy of our Notice of Internet Availability of Proxy Statement Materials and, as applicable, any additional proxy statement materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

If you receive a single set of proxy statement materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Statement Materials, annual report or proxy statement mailed to you, please submit a request to Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, Attention: Investor Relations or contact the Company at (602) 903-7802, and we will promptly send you what you have requested without charge. However, please note that if you want to receive a paper proxy statement or other proxy statement materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Statement Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting.
Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting the Company by mail at Nuverra Environmental Solutions, Inc., 6720 N. Scottsdale Road, Suite 190, Scottsdale, Arizona 85253, or by phone at (602) 903-7802. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by June 1, 2021.
Whether you intend to attend the live webcast of the Annual Meeting or not, we urge you to return your signed proxy promptly.
By Order of the Board of Directors,

/s/ Joseph M. Crabb
Joseph M. Crabb
Executive Vice President, Chief Legal Officer and Corporate Secretary